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[WEC LETTERHEAD]



___________________, 1995


[Addressee]

RE:  WISCONSIN ENERGY CORPORATION
     EXECUTIVE DEFERRED COMPENSATION PLAN ("EDCP")

Dear _______________:

As we have discussed, under the terms of the agreement and plan of merger by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wisconsin Corp., and WEC Sub Corp., dated as of April 28, 1995 (the "Merger Agreement"), we are asking for your consent to the following terms as applicable to any and all benefits that you have presently accrued or might accrue in the future under the EDCP:

              "Notwithstanding any other provisions of the EDCP, none of the transactions contemplated by the Merger Agreement shall constitute a Change in Control for purposes of any and all benefits that I have now accrued or may accrue in the future under the EDCP."

If you consent to this additional provision, please so indicate below.

Very truly yours,

WISCONSIN ENERGY CORPORATION




By: _______________________________
    Richard A. Abdoo
    Chairman, President and
    Chief Executive Officer

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I understand and consent to the additional provision referred to above.





Date: ______________________         Name: _____________________________